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                                                                   EXHIBIT 10.20

                               RESEARCH AGREEMENT

                                     between

                                   SIEMENS AG
                                MEDICAL SOLUTIONS
                      SIEMENSSTRA(beta)E 1,91301 FORCHHEIM

                                 ("SIEMENS AG")

                                       AND

                                STEREOTAXIS, INC
                              4041 FOREST PARK AVE.
                                  ST. LOUIS, MO
                                      63108

                                 ("STEREOTAXIS")

                                       and

LANDESBETRIEB KRANKENHAUSER, BODY CORPORATE (LBK HAMBURG), REPRESENTED BY ITS EXECUTIVE BOARD, REPRESENTED BY THE MANAGEMENT OF PRORESEARCH CLINICAL RESEARCH AND DEVELOPMENT, RUBENKAMP 148,22291 HAMBURG, GERMANY

                                    ("PRORESEARCH")

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                                    PREAMBLE

Stereotaxis intends that the Stereotaxis Niobe magnetic navigation system ("Magnetic Navigation System") will be used in Research Projects and Clinical Studies in respect of various applications of the Magnetic Navigation System. The Stereotaxis NIOBE system will be integrated with a Siemens AXIOM Artis dFC Magnetic Navigation Digital Flat Panel Fluoroscopy System.

Siemens will be the Executive Project Manager for the project. This includes that Siemens is to built the Laboratory, as well to install the ARTIS - NIOBE system. Siemens will also be responsible for first level service of NIOBE in addition to its own products after the installation.

LBK Hamburg, represented by proresearch is interested in conducting this Research program and wants to form this joint research collaboration.

     SECTION 1 PERFORMANCE OF THE RESEARCH PROGRAM AND CONTRACT BASIS

Therefore, Siemens AG and Stereotaxis commission proresearch with the conduct of a Research Program and proresearch intends to initiate a Center of Excellence for the Stereotaxis Niobe system in Europe with a focus of electrophysiology and interventional cardiology. This Center of Excellence shall be directed by:

         Prof. Dr. med. Karl-Heinz Kuck, Head of the Department of Cardiology,

                     AK St. Georg, Lohmuhlenstr. 5, 20099 Hamburg.

The project leader of the research laboratory shall be:

  Dr. rer. physiol. Gabriele Schonharl-Voss, Projectmanager medical products, proresearch,
                     AK St. Georg, Lohmuhlenstr.5,20099 Hamburg.

For each Research Project or Clinical Study a Subagreement ("Subagreement") will be generated between proresearch and the respective contract partner (hereinafter "the Sponsor").

Based on the Research Agreement the following Attachments will be generated:
Attachment A:

         It regulates in detail the obligations of Siemens AG Medical Solution and proresearch.

         Added is an offer from Siemens Med.

Attachment B:

         It regulates the obligations of Stereotaxis Inc. and proresearch, e.g. the price and placement conditions for the Niobe system and is based on the Stereotaxis placement Agreement.

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Attachment C:

         It regulates in detail the obligations of Siemens SGT and proresearch as well as the cost and conditions for the building of the Labratory.

Attachment D:

         It governs the maintenance of the system, e.g. maintenance contracts between Siemens Med and proresearch, and Stereotaxis Inc. and proresearch, and contains additional agreements like First Level Service.

Attachment E:

         Leasing contract

                         SECTION 2 TERM AND TERMINATION

2.1 The term of this Agreement commences on the date it is executed by all parties and ends after 60 months. The parties may extend the term of this agreement three months before expiration by mutual written consent from year to year.

2.2 The completion of the Laboratory and the appropriation of the system should take place in the last quarter of the year 2002.

2.3 Should Siemens or Stereotaxis not be able to fulfil its substantial obligations, proreseach shall have the right for termination of the contract with a notice period of 30 days.

         proresearch may return the NIOBE or AXIOM Artis dFC system, if Siemens and/or Stereotaxis during the installation period is not able to fulfil its substantial obligations.

         Acceptance of the NIOBE System shall be deemed to have occurred upon written notification by Stereotaxis (signed by an officer of Stereotaxis) to proresearch that installation is completed in all material respects and that Stereotaxis in good faith determines the NIOBE System is (i) operating according to specifications and (ii) is completely ready for clinical use of following completion of the first five animal or human procedures with the NIOBE System (proresearch will provide immediate written notice of such completion to Stereotaxis), whichever is the earlier.

         Acceptance of AXIOM Artis dFC system is governed by VOL.

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             SECTION 3 FINANCIAL CONSIDERATION AND PAYMENT SCHEDULE

3.1 According to the performance of the research collaboration, Siemens AG/ Stereotaxis will provide proresearch with the equipments needed by the investigators site to carry out the Research Program. The conditions of acquirement are agreed upon by the above mentioned attachments ("Attachment") to this Research Agreement.

3.2   The costs for the operating Laboratory are:

Axiom Artis                                                                     [***]
NewCor                                                                          [***]
Niobe                                                                           [***]
Additional equipment                                                            [***]
Building of the laboratory                                                      [***]
                                                                          -----------
                                                                                [***]

Financial Support for Research projects Stereotaxis Inc.                        [***]
Financial Support for Research projects Siemens Med                             [***]

      (the first rate of [***] for research efforts will be paid by Siemens Med within 30 days after acceptance of the system)

Cost for the Niobe / Artis Laboratory including all services                           [***]
VAT                                                                                    [***]
Total amount incl. VAT                                                                 [***]

 3.3 For the performance of Research Projects and Clinical Studies proresearch will be entitled to the financial compensation according the Payment Schedules listed in the Subagreements. The consideration will be remitted to the proresearch bank account. Further fee claims are excluded, in particular any separate fee agreements with the Director of the Center of Excellence or his employees. Payments/ Benefits in kind (congress fees, Investigator meetings, appliances etc.) for employees and/ or the performing department must be approved by proresearch.

          SECTION 4 OWNERSHIP OF DATA, CONFIDENTIALITY AND PUBLICATION

 4.1 Ownership. All case report forms and other data generated according to the Protocol of a Research Project or a Clinical Study (the "Data"), shall be the property of the Sponsor of the Subagreement, which may utilize the Data in any way it deems appropriate, with the exception that the Sponsor shall not sell, transfer, publish, disclose or otherwise make available the Data to a competitor of Siemens or Stereotaxis.

[*** Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]
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 4.2   Confidentiality. All information concerning the Research Program covering the Sponsor's operations, such as the Sponsor's patent applications, formulas, manufacturing processes, basic scientific data, prior clinical data and information regarding the device which is supplied by the Sponsor to the investigators site and not previously published are considered confidential.

       The provisions in this article 4.2 shall survive the termination or expiration of this Research Agreement, the duration of the non-disclosure agreement shall be limited to 5 years.

 4.3 Publication. The Center of Excellence , proresearch and the Sponsors shall be free to publish any scientific results obtained from the evaluation. In doing so, the contribution of each party shall be given proper regard and be duly mentioned in all such publications. The content and timing so such publications shall be subject to the prior consent of the other party, which consent shall not be unreasonably withheld.

                               SECTION 5 PATENTS

 5.1 All points concerning patents will be governed in detail by the particular Subagreement for each of the different research projects.

                   SECTION 6 COMPLIANCE WITH APPLICABLE LAWS

proresearch agrees to conduct the Research Projects and Clinical Studies and maintain records and Data during and after the term of this Service Contract in compliance with all applicable legal and regulatory requirements.

                               SECTION 7 PUBLICITY

None of the parties shall use the name of any other party for promotional purposes without the prior written consent of the party whose name is proposed to be used, nor shall either party disclose the existence or substance of this Service Contract except as required by law.

                        SECTION 8 INDEPENDENT CONTRACTOR

proresearch is acting in the capacity of an independent contractor hereunder and not as employee or agent of Siemens AG or Stereotaxis.

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                            SECTION 9 INDEMNIFICATION

11.1 Siemens AG and Stereotaxis shall defend, indemnify and hold harmless proresearch, its trustees, officers, agents and their employees (collectively the "Indemnitees") from any and all losses, costs, expenses, liabilities, claims, actions and damages, including, without limitation, interest penalties and reasonable attorney's fees, based on a personal injury arising out of or connected with the performance of the activities to be carried out pursuant to this Research Agreement.

11.2 The above obligation of Siemens AG or Stereotaxis shall not apply and Siemens AG or Stereotaxis shall not be liable for any indemnification or expenses for actions or claims in any way arising from or caused by the willful, reckless, or negligent acts or omissions, or professional malpractice of the Indemnities.

                  SECTION 10 ENTIRE AGREEMENT AND MODIFICATIONS

This Agreement contains the complete understanding between the parties and supersedes any prior agreement, whether oral or in writing, between the parties, with the exception that the right on patents will be governed in named subagreements. It may not be altered, amended or modified except by written document signed by all parties.

                                SECTION 11 NOTICE

Any notices given hereunder shall be sent by mail, by fax or personally delivered as follows:

TO:            Siemens AG
               Legal Services Med
               Werner von Siemens Str. 50
               91052 Erlangen
               Germany

TO:            Stereotaxis Inc.
               4041 Forest Park Ave.
               St. Louis, MO 63108
               USA

TO:            LBK Hamburg
               proresearch clinical research and development
               Ruebenkamp 148, Haus 10
               D-22291 Hamburg
               Germany
        Attn: Dr. Gabriele Schonharl-Voss

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                            SECTION 12 GOVERNING LAW

This Research Agreement shall be governed by and construed in accordance with the laws of Germany.

                             SECTION 13 JURISDICTION

If any provision of this Research Agreement will be or become unenforceable, this does not effect the validity of the other contract provisions. The invalid provision shall be replaced by a legally valid provision, the contents of which will best correspond to the objective of the invalid provision. Siemens AG, Stereotaxis.Inc. and proresearch undertake to come to an understanding in case of any queries or conflicts arising from this Research Agreement or from its execution. Modifications and supplements of this Agreement will be agreed as amendments and have to be provided in writing.

If the contracting parties consent, disputes arising out of or in connection with the present Agreement or its validity shall be finally settled in accordance with the rules of arbitration of the Deutsche Institution fur Schiedsgerichtsbarkeit e.V. (German Arbitration Institution) in Bonn without the possibility of recourse legal action. The arbitration court can also make binding decisions on the validity of this arbitration agreement.

BANK ACCOUNT FOR REMITTING THE FINANCIAL CONSIDERATION

Account holder:     [***]
Account no.:        [***]
Bank:               [***]
Sort code:          [***]



[*** Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

PRORESEARCH CLINICAL RESEARCH AND DEVELOPMENT

              /s/ Jurgen Finsterbusch          /s/ Cornelia Wolf
              ------------------------         ---------------------------
Hamburg,      Jurgen Finsterbusch              Cornelia Wolf
              (Managing Director)              (Manager Administration)

              /s/ Dr. Ralf Thomas              /s/ Hans-Soachim Reich
              ------------------------         ---------------------------
SIEMENS AG    Dr. Ralf Thomas                  Hans-Soachim Reich
              (Medical solutions, WAX)         (Medical solutions, AXMC)

STEREOTAXIS, LNC.

              /s/ Patricia Kennedy             /s/  Illegible
              ------------------------         -------------------------